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EXHIBIT 21.1

      LIST OF SUBSIDIARIES


KAYNAR TECHNOLOGIES LTD.
    Jurisdiction of Incorporation:             United Kingdom

K.T.I. FEMIPARI KFT
    Jurisdiction of Incorporation:             Hungary

KT INTERNATIONAL SALES CORP.
    Jurisdiction of Incorporation:             Barbados

MARCLIFF CORPORATION
    Jurisdiction of Incorporation:             Delaware

MARSON CANADA, INC.
    Jurisdiction of Incorporation:             Canada

MARSON CREATIVE FASTENER, INC.
    Jurisdiction of Incorporation:             Delaware

M & M MACHINE & TOOL CO.
    Jurisdiction of Incorporation:             Delaware

RECOIL AUSTRALIA HOLDINGS, INC.
    Jurisdiction of Incorporation:             Delaware

RECOIL (EUROPE) LTD.
    Jurisdiction of Incorporation:             United Kingdom

RECOIL HOLDINGS, INC.
    Jurisdiction of Incorporation:             Delaware

RECOIL INC.
    Jurisdiction of Incorporation:             Delaware

RECOIL LIMITED
    Jurisdiction of Incorporation:             Thailand

RECOIL MARKETING BVBA
    Jurisdiction of Incorporation:             Belgium

RECOIL PTE LTD.
    Jurisdiction of Incorporation:             Singapore

RECOIL PTY
    Jurisdiction of Incorporation:             Victoria, Australia